NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Mark H. Burroughs
(732) 542-2800
May 15, 2007
OSTEOTECH EXPANDS TISSUE SUPPLY RELATIONSHIP
WITH COMMUNITY TISSUE SERVICES
Osteotech, Inc. (NASDAQ: OSTE) announced today that it has expanded its tissue supply relationship with Community Tissue Services (“CTS”). Osteotech first entered into an agreement with CTS in March 2006 under which CTS agreed to supply a specific number of cortical bone tissues to Osteotech each month. In February 2007, the parties amended the agreement to more than double the number of cortical bone tissues to be supplied by CTS to Osteotech each month. In May 2007, CTS agreed to supply Osteotech with an annual minimum number of whole donors. The initial five-year term of the agreement began in March 2006 and will automatically renew for successive two-year terms unless terminated by either party six months prior to renewal.
Community Blood Center/Community Tissue Services, one of the largest tissue banks in the United States, is an accredited member of the American Association of Tissue Banks and is ISO 9001:2000 Registered. Community Tissue Services provides services to donor families, medical communities, recipients and community partners through recovery, processing and distribution of tissue grafts. CTS strives to be on the forefront of new technology to better serve recipients and medical professionals. Community Tissue Services is comprised of eight regional offices and three satellite offices.
Sam Owusu-Akyaw, Osteotech’s President and Chief Executive Officer stated, “We are extremely pleased to expand our partnership with an organization that has such an outstanding reputation as Community Tissue Services. Osteotech believes that all donated tissue has value because it has the potential to improve a human life. It is our mission to use technology to enhance the gift of life through the development of therapy-driven products that alleviate pain, restore function and promote biological healing.”
Judith E. Woll, M.D., Chief Executive Officer of Community Blood Center/ Community Tissue Services, commented “Community Tissue Services is looking forward to this expanded relationship with Osteotech. Our relationship with Osteotech provides us an opportunity to provide more bone tissue products back to our local donor hospitals.”
Osteotech, Inc., headquartered in Eatontown, New Jersey, is a global leader in providing OsteoBiologic solutions to surgeons and patients for the repair of the musculoskeletal system through the development of innovative therapy-driven products that alleviate pain, promote biologic healing and restore function. For further information regarding Osteotech or, this press release or the conference call, please go to Osteotech’s website at www.osteotech.com.

Community Tissue Services (CTS), a division of Community Blood Center (CBC) headquartered in Dayton, Ohio, is an independent, not-for-profit organization. Community Tissue Services serves the public through recovery, processing and distribution of human tissue donations used for transplantation. Community Tissue Services is composed of eight regional offices and three satellite offices: Dayton, Ohio (Corporate Office); Fort Worth, Texas; Fresno, California; Indianapolis, Indiana; Memphis, Tennessee; Philadelphia, Pennsylvania; Portland, Oregon; and Toledo, Ohio. Satellite locations: Boise, Idaho, Connersville, Indiana, and Medford, Oregon. Community Tissue Services is ISO 9001-2000 Registered. For more information about CTS visit www.communitytissue.org or contact Amy Moeder, Public Relations/Marketing Coordinator at (800) 684-7783, ext. 3364.
Certain statements made throughout this press release that are not historical facts contain forward-looking statements (as such are defined in the Private Securities Litigation Reform Act of 1995) regarding the Company’s future plans, objectives and expected performance. Any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, differences in anticipated and actual product and service introduction dates, the ultimate success of those products in the market place, the continued acceptance and growth of current products and services, the impact of competitive products and services, the availability of sufficient quantities of suitable donated tissue and the success of cost control and margin improvement efforts. Certain of these factors are detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. All information in this press release is as of May 15, 2007 and the Company undertakes no duty to update this information.
# # #

2